Exhibit 99.1

FOR IMMEDIATE RELEASE

Georgia Banking Company, Inc. Announces Direct Listing of Common Stock on Nasdaq

Shares expected to begin trading on October 29, 2026, under the ticker symbol “GBC.”

ATLANTA, Georgia, October 27, 2026 — Georgia Banking Company, Inc. (“GBC” or the “Company”), the holding company for Georgia Banking Company (the “Bank”), today announced that its common stock has been approved for direct listing on the Nasdaq Capital Market® (“Nasdaq”) and is expected to begin trading on Thursday, October 29, 2026, under the ticker symbol “GBC.” No new shares will be issued or sold by the Company in connection with the listing.

The listing is being made in connection with an effective registration statement filed on Form S-1, as amended (the “Registration Statement”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement covers the potential resale from time to time of up to 7,074,016 shares of the Company's common stock by the selling shareholders named in the prospectus. The Company’s common stock has been registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and GBC is subject to the reporting requirements of the Exchange Act and will file periodic reports with the SEC, including annual reports on Form 10-K and quarterly reports on Form 10-Q.

“Listing on Nasdaq is a natural next step in the growth of Georgia Banking Company,” said Bartow Morgan, Jr., Chief Executive Officer of GBC and the Bank. “Over the past five years we have grown significantly, including through mergers with Primary Bancshares Corporation and Tandem Bancorp, and welcomed a strong group of institutional investors alongside our long-standing local shareholders. We believe the public listing will give our shareholders greater liquidity and transparency and may broaden our investor base as we continue to increase our visibility building the bank of choice for growing companies across Atlanta.”

Performance Trust Capital Partners, LLC is acting as financial advisor to the Company in connection with the direct listing, and Troutman Pepper Locke LLP is serving as legal counsel to the Company.

The Company has filed the Registration Statement (including a prospectus) with the SEC for the offering to which this press release relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. The prospectus included in the Registration Statement is available at, https://www.sec.gov/Archives/edgar/data/0001070965/000110465926118704/tm2620318-18_s1a.htm, on EDGAR. A copy of the prospectus included in the Registration Statement may be obtained by calling toll-free (866) 711-4530 or from Charles M. DeWitt, c/o Investor Relations, 1776 Peachtree Street NW, Suite 300, Atlanta, GA 30309 or by email from InvestorRelations@georgiabanking.com.

There shall not be any sale of these securities in any state or jurisdiction in which such sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Georgia Banking Company, Inc.

Georgia Banking Company is a community-focused financial institution headquartered in Atlanta, Georgia, and a wholly owned subsidiary of Georgia Banking Company, Inc. As of September 30, 2026, the bank had approximately $3.1 billion in total assets. Under the leadership of CEO Bartow Morgan, Jr., a fifth-generation Georgia banker, GBC has established itself as a trusted partner to businesses, professionals, and families across its markets. GBC remains focused on delivering consistent performance, investing in its platforms, and creating long-term value for its clients, communities, and shareholders.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable securities laws. Forward-looking statements include, without limitation, statements regarding the expected timing of the listing of the Company’s common stock on Nasdaq and the commencement of trading, the anticipated benefits of the listing, including enhanced liquidity and visibility, and the Company’s growth strategy and future performance. Words such as “expects,” “believes,” “anticipates,” “will,” “may,” “continue” and similar expressions are intended to identify forward-looking statements. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including, among others: the risk that the listing does not occur on the expected timeline or at all; the absence of a prior public market for the Company’s common stock and the fact that the listing is not underwritten; the possibility that the opening public price will bear no relationship to historical private transaction prices and that the trading price may be volatile and may decline significantly; the absence of lock-up agreements and the possibility that sales by existing shareholders could depress the trading price; the possibility that the listing does not result in increased trading volume, liquidity or shareholder value; the costs and demands of operating as an SEC-reporting and exchange-listed company; changes in general economic, business and market conditions, including interest rates; the ability to realize the anticipated benefits of the Tandem Bancorp merger; competitive pressures in the banking industry; changes in laws, regulations and accounting standards; and other factors described under “Risk Factors” in the prospectus forming part of the Company’s Registration Statement and other filings with the SEC. Forward-looking statements speak only as of the date of this release, and the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:

Charles M. DeWitt

Chief Financial Officer

Georgia Banking Company, Inc.

InvestorRelations@georgiabanking.com

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